Exhibit 99.1

KKR & Co. L.P. Announces

Fourth Quarter and Full Year 2010 Results

Assets under management (“AUM”) totaled $61.0 billion as of December 31, 2010, up 16.8% from $52.2 billion as of December 31, 2009.

Fee related earnings (“FRE”) were $95.1 million and $318.3 million for the fourth quarter and year ended December 31, 2010, respectively, up from FRE of $87.5 million and pro forma(1) FRE of $247.4 million in the comparable periods of 2009.

Economic net income (“ENI”) was $714.6 million and $2,139.8 million for the fourth quarter and year ended December 31, 2010, respectively, up from ENI of $515.3 million and pro forma ENI of $1,953.9 million in the comparable periods of 2009.

GAAP net income attributable to KKR & Co. L.P. was $180.6 million and $333.2 million for the fourth quarter and year ended December 31, 2010, respectively(2).

Book value was $5.7 billion on a segment basis as of December 31, 2010, representing $8.38 per adjusted unit.

After-tax ENI was $1.02 and $2.83 per adjusted unit for the fourth quarter and year ended December 31, 2010, respectively.

KKR & Co. L.P. declares a fourth quarter distribution of $0.29 per common unit, bringing total distributions for 2010 results to $0.60 per common unit.

NEW YORK, February 23, 2011—KKR & Co. L.P. (NYSE: KKR) today reported its fourth quarter and full year 2010 results.  ENI was $2.1 billion for the year, an increase of 9.5% versus 2009 driven by accelerated performance across each of KKR’s businesses.  The continued appreciation of KKR’s private equity investments, by 11% for the quarter and 33% for the full year, was the key contributor to the strong results.

AUM and fee paying assets under management (“FPAUM”) ended the year at $61.0 billion and $46.0 billion, respectively. The strong growth over the prior quarter and year was a result of continued success in capital raising and significant investment appreciation.

“We continue to show great progress in the two areas that drive our business: investment performance and capital raising.  Our investment returns across all strategies compared favorably to their benchmarks. Our private equity funds returned 33% for the year, significantly outperforming the S&P 500 return of 15%, while each of our credit strategies also beat benchmark indices. In addition, despite a challenging fundraising environment in 2010, we raised $5 billion of capital to support our China growth equity, oil & gas, infrastructure, mezzanine, special situations and other strategies. All of this provides us with strong momentum heading into 2011,” said Henry R. Kravis and George R. Roberts, Co-Founders, Co-Chairmen and Co-Chief Executive Officers of KKR.

Note: Certain financial measures, including FRE, ENI, after-tax ENI and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) On October 1, 2009, KKR & Co. L.P. and KKR & Co. (Guernsey) L.P. completed a transaction to combine their businesses (the “Business Combination”).  Amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they had been completed on January 1, 2009.

(2) For the years ended December 31, 2010 and 2009, the GAAP financial information is not directly comparable as GAAP financial information prior to October 1, 2009 did not reflect certain adjustments that are applicable as a result of the Business Combination.

GAAP Results

GAAP results for the quarter and year ended December 31, 2010 included net income attributable to KKR & Co. L.P. of $180.6 million and $333.2 million, respectively, and net income per common unit attributable to KKR & Co. L.P. of $0.86 and $1.62, respectively. For the quarter and year ended December 31, 2009, net income (loss) attributable to KKR & Co. L.P. was ($78.2) million and $849.7 million, respectively.

The quarter over quarter increase is primarily due to a higher level of appreciation of KKR’s investments and a one-time recognition of non-cash compensation charges in connection with the Business Combination and related transactions in the fourth quarter of 2009.

The year over year decrease is primarily due to certain adjustments applicable to periods after October 1, 2009 as a result of the Business Combination and related transactions including: (i) the allocation of earnings of KKR to KKR Holdings L.P. (the vehicle through which KKR principals own interests in KKR), (ii) the recognition of non-cash compensation charges, and (iii) the recognition of corporate income taxes. These factors were partially offset by the inclusion of income from KKR’s principal investments for all of 2010.

Total Reportable Segments

AUM was $61.0 billion as of December 31, 2010, an increase of $5.5 billion or 9.9% compared to AUM of $55.5 billion as of September 30, 2010.  The increase was primarily due to appreciation in the fair value of KKR’s private equity portfolio as well as new capital raised, partially offset by distributions to limited partners arising from realizations.

FPAUM was $46.0 billion as of December 31, 2010, an increase of $3.3 billion or 7.7% compared to FPAUM of $42.7 billion as of September 30, 2010.  The increase was primarily due to new capital raised across many of KKR’s strategies.

FRE was $95.1 million for the quarter ended December 31, 2010, an increase of $7.6 million or 8.7% compared to FRE of $87.5 million for the quarter ended December 31, 2009.  The increase is primarily due to higher capital markets fees as a result of increased activity and incentive fees earned in the public markets segment.  These increases were partially offset by lower monitoring fees in the private markets segment as a result of a termination payment on a monitoring agreement with a portfolio company received during the fourth quarter of 2009.

For the year ended December 31, 2010, FRE was $318.3 million, an increase of $70.9 million or 28.7% compared to pro forma FRE of $247.4 million for the year ended December 31, 2009.  The increase was primarily due to (i) higher capital markets fees as a result of increased activity, (ii) higher incentive fees earned in the public markets segment, and (iii) higher transaction fees in the private markets segment as a result of more transactions closing. These increases were partially offset by higher compensation expense as a result of improved performance and the expansion of KKR’s business as well as lower monitoring fees as a result of monitoring agreement termination payments received during 2009.

ENI was $714.6 million for the quarter ended December 31, 2010, an increase of $199.3 million or 38.7% compared to ENI of $515.3 million for the quarter ended December 31, 2009.  The increase primarily reflects a higher level of appreciation of KKR’s private equity portfolio, which drove increases in both net carried interest and the income from principal investments.

For the year ended December 31, 2010, ENI was $2,139.8 million, an increase of $185.9 million or 9.5% compared to pro forma ENI of $1,953.9 million for the year ended December 31, 2009.  The increase primarily reflects a higher level of net carried interest and the growth in FRE discussed above.

Private Markets

AUM in the private markets segment was $46.2 billion as of December 31, 2010, an increase of $4.3 billion or 10.3% compared to AUM of $41.9 billion as of September 30, 2010.  The increase was primarily due to appreciation in the fair value of KKR’s private equity portfolio as well as new capital raised, partially offset by distributions to limited partners arising from realizations.

FPAUM in the private markets segment was $38.2 billion as of December 31, 2010, an increase of $2.2 billion or 6.1% compared to FPAUM of $36.0 billion as of September 30, 2010.  The increase was primarily due to new capital raised.

FRE in the private markets segment was $41.1 million for the quarter ended December 31, 2010, a decrease of $28.1 million or 40.6% compared to FRE of $69.2 million for the quarter ended December 31, 2009.  The decrease was primarily due to (i) lower monitoring fees as a result of a $46.1 million termination payment on a monitoring agreement with a portfolio company during the fourth quarter of 2009, which impacted FRE by $28.6 million net of associated fee credits, and (ii) higher compensation and other operating expenses in connection with the expansion of KKR’s business and increased transaction activity. These downward drivers were partially offset by higher transaction fees as a result of more transactions closing.

FRE in the private markets segment was $182.3 million for the year ended December 31, 2010, a decrease of $34.7 million or 16.0% compared to pro forma FRE of $217.0 million for the year ended December 31, 2009.  The decrease was primarily due to (i) lower monitoring fees as a result of $72.2 million in payments received during 2009 related to the termination of monitoring agreements with portfolio companies, which impacted FRE by $37.8 million net of associated fee credits, and (ii) higher compensation and other operating expenses in connection with the expansion of KKR’s business and increased transaction activity. These downward drivers were partially offset by higher transaction fees as a result of more transactions closing.

ENI in the private markets segment was $262.0 million for the quarter ended December 31, 2010, an increase of $116.4 million or 79.9% compared to ENI of $145.6 million for the quarter ended December 31, 2009. The increase was primarily due to higher net carried interest resulting from a higher level of appreciation of KKR’s private equity portfolio.

ENI in the private markets segment was $784.6 million for the year ended December 31, 2010, an increase of $123.1 million or 18.6% compared to pro forma ENI of $661.5 million for the year ended December 31, 2009. The increase was primarily due to higher net carried interest driven by certain private equity funds that were not in a carry-earning position during 2009 earning carried interest in 2010 as a result of appreciation above their cost basis.

Public Markets

AUM in the public markets segment was $14.8 billion as of December 31, 2010, an increase of $1.2 billion or 8.8% compared to AUM of $13.6 billion as of September 30, 2010.  The increase was primarily due to new capital raised during the quarter and appreciation in the net asset value of certain vehicles.

FPAUM in the public markets segment was $7.8 billion as of December 31, 2010, an increase of $1.1 billion or 16.4% compared to FPAUM of $6.7 billion as of September 30, 2010.  The increase was primarily due to new capital raised during the quarter and appreciation in the net asset value of certain vehicles.

FRE in the public markets segment was $16.3 million for the quarter ended December 31, 2010, an increase of $13.9 million compared to FRE of $2.4 million for the quarter ended December 31, 2009.  For the year ended December 31, 2010, FRE was $57.0 million, an increase of $45.2 million compared to pro forma FRE of $11.8 million for the year ended December 31, 2009.  The increase in both comparative periods was primarily due to (i) higher incentive fees and (ii) higher transaction fees arising primarily from new strategies that drive such fees.

ENI in the public markets segment was $17.8 million for the quarter ended December 31, 2010, an increase of $16.3 million compared to ENI of $1.5 million for the quarter ended December 31, 2009.  For the year ended December 31, 2010, ENI was $60.1 million, an increase of $53.7 million compared to pro forma ENI of $6.4 million for the year ended December 31, 2009.  The increase in both comparative periods was primarily due to the growth in FRE discussed above.

Capital Markets and Principal Activities

FRE in the capital markets and principal activities segment was $37.7 million for the quarter ended December 31, 2010, an increase of $21.9 million compared to FRE of $15.8 million for the quarter ended December 31, 2009.  For the year ended December 31, 2010, FRE was $79.1 million, an increase of $60.4 million compared to pro forma FRE of $18.7 million for the year ended December 31, 2009. The increase in both comparative periods was primarily due to an increase in overall capital markets transaction activity resulting from an improved environment and the continued growth of this business.

ENI in the capital markets and principal activities segment was $434.9 million for the quarter ended December 31, 2010, an increase of $66.7 million or 18.1% compared to ENI of $368.2 million for the quarter ended December 31, 2009. The increase was primarily due to a higher level of investment income.

For the year ended December 31, 2010, ENI was $1,295.1 million, an increase of $9.1 million or 0.7% compared to pro forma ENI of $1,286.0 million for the year ended December 31, 2009. The increase was primarily due to the growth in FRE discussed above partially offset by a lower level of investment income. While the fair value of KKR’s principal investments increased in 2010, the overall level of appreciation was slightly lower than in 2009.

CAPITAL AND LIQUIDITY

As of December 31, 2010, KKR had an available cash balance of $756.3 million and $500.0 million of outstanding debt obligations. On February 22, 2011, KKR entered into an amended and restated credit agreement with HSBC Bank plc, which will become effective upon the satisfaction of certain customary closing conditions.  Upon effectiveness, the current availability for borrowings under this facility will be reduced from $1.0 billion to $700.0 million, and the scheduled maturity will be extended by three years to expire on the fifth anniversary of the date of closing.  The rates for borrowings and the facility fee will remain the same. Following the amendment, KKR’s availability for further borrowings was approximately $1.6 billion (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of December 31, 2010).

As of December 31, 2010, KKR’s portion of total uncalled commitments to its investment funds was $923.7 million, consisting of the following (amounts in thousands):

Commitments
Private Markets
2006 Fund	$362,684
European Fund III	300,540
Asian Fund	117,396
Infrastructure Fund	50,000
E2 Investors (Annex Fund)	30,833
China Growth Fund	8,506
Natural Resources I	5,413
Other Private Markets Commitments	1,264
Total Private Markets Commitments	876,636

Public Markets
Mezzanine Fund	34,100
Capital Solutions Vehicles	13,000
Total Public Markets Commitments	47,100

Total Uncalled Commitments	$923,736

DISTRIBUTION

A distribution of $0.29 per common unit will be paid on March 21, 2011 to unitholders of record as of the close of business on March 7, 2011.

OTHER

KKR will hold its first investor day on March 15, 2011. Additional details will follow in a press release that will be issued prior to the event. The investor day will be broadcast live over the Internet and will be accessible by all interested parties.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Wednesday, February 23, 2011 at 10:00 a.m. EST. The conference call may be accessed by dialing (877) 857-6144 (U.S. callers) or +1 (719) 325-4932 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Relations section of KKR’s website at http://www.kkr.com/kkr_ir/kkr_events.cfm.  A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers), pass code 2815232, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Relations section of KKR’s website at www.kkr.com. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email within the “Email Alerts” area of the Investor Relations section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $61.0 billion in assets under management as of December 31, 2010.  With 14 offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platforms. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to assets under management, fee paying assets under management, fee related earnings, economic net income, committed dollars invested, uncalled commitments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.  Additional information about factors affecting KKR is available in KKR & Co. L.P.’s prospectus filed with the SEC on October 5, 2010 and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations: Jonathan Levin Kohlberg Kravis Roberts & Co. L.P. Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410 investor-relations@kkr.com	Media Contact: Peter McKillop or Kristi Huller Kohlberg Kravis Roberts & Co. L.P. Tel: +1 (212) 750-8300 media@kkr.com

* * * * *

KKR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)

(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenues
Fees	$146,267	$129,856	$435,386	$331,271
Expenses
Employee Compensation and Benefits	299,123	686,021	1,344,455	838,072
Occupancy and Related Charges	10,124	9,896	39,692	38,013
General, Administrative and Other	81,377	124,498	311,147	264,396
Fund Expenses	28,278	18,218	67,369	55,229
Total Expenses	418,902	838,633	1,762,663	1,195,710
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	2,986,845	1,959,537	7,755,090	7,505,005
Dividend Income	441,781	3,831	1,250,293	186,324
Interest Income	55,766	45,137	226,824	142,117
Interest Expense	(18,706)	(18,797)	(53,099)	(79,638)
Total Investment Income (Loss)	3,465,686	1,989,708	9,179,108	7,753,808
Income (Loss) Before Taxes	3,193,051	1,280,931	7,851,831	6,889,369
Income Taxes	14,362	31,193	75,360	36,998
Net Income (Loss)	3,178,689	1,249,738	7,776,471	6,852,371
Less: Net Income (Loss) Attributable to
Noncontrolling Interests in Consolidated Entities	2,586,697	1,444,655	6,544,016	6,119,382
Less: Net Income (Loss) Attributable to
Noncontrolling Interests Held by KKR Holdings L.P.	411,413	(116,696)	899,277	(116,696)
Net Income (Loss) Attributable to KKR & Co. L.P.	$180,579	$(78,221)	$333,178	$849,685

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.86	$(0.38)	$1.62
Diluted (a)	$0.86	$(0.38)	$1.62
Weighted Average Common Units
Basic	209,383,219	204,902,226	206,031,682
Diluted (a)	209,413,219	204,902,226	206,039,244

Note: Prior to the Business Combination and related transactions, there was no single capital structure upon which to calculate historical earnings per common unit since KKR’s business was conducted through a large number of entities for which there was no single holding entity. Accordingly, earnings per common unit has not been presented for periods prior to the Transactions.

(a) KKR Holdings units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	Actual	Actual	Actual	Actual	Pro Forma*
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Fees
Management and incentive fees:
Management fees	$119,043	$112,545	$113,615	$453,286	$437,716
Incentive fees	8,427	9,555	—	38,832	4,472
Management and incentive fees	127,470	122,100	113,615	492,118	442,188

Monitoring and transaction fees:
Monitoring fees	22,108	21,780	68,383	86,932	158,243
Transaction fees	86,774	40,634	39,842	220,383	91,828
Fee credits	(21,671)	(13,683)	(26,260)	(64,899)	(73,901)
Net monitoring and transaction fees	87,211	48,731	81,965	242,416	176,170

Total fees	214,681	170,831	195,580	734,534	618,358

Expenses
Employee compensation and benefits	55,594	49,056	48,018	206,334	168,597
Occupancy and related charges	10,124	10,373	9,896	39,715	38,013
Other operating expenses	53,872	41,896	50,199	170,163	164,331
Total expenses	119,590	101,325	108,113	416,212	370,941

Fee Related Earnings	95,091	69,506	87,467	318,322	247,417

Investment income (loss)
Gross carried interest	416,442	237,923	139,034	1,207,070	602,427
Less: allocation to KKR carry pool	(169,305)	(91,156)	(40,077)	(455,872)	(153,827)
Less: management fee refunds	(24,412)	(17,387)	(22,720)	(143,446)	(22,720)
Net carried interest	222,725	129,380	76,237	607,752	425,880
Other investment income (loss)	398,389	120,006	352,576	1,218,128	1,283,338
Total investment income (loss)	621,114	249,386	428,813	1,825,880	1,709,218

Income (Loss) before noncontrolling interests in Income of consolidated entities	716,205	318,892	516,280	2,144,202	1,956,635
Income (Loss) attributable to noncontrolling interests	1,592	1,567	1,025	4,409	2,691

Economic Net Income (Loss)	$714,613	$317,325	$515,255	$2,139,793	$1,953,944

Provision for Income Taxes	17,400	47,784	97,014	210,196

Economic Net Income, After Taxes (a)	$697,213	$269,541	$418,241	$1,929,597

Economic Net Income, After Taxes per Adjusted Unit (b)	$1.02	$0.39	$0.61	$2.83

Assets Under Management	$60,997,500	$55,498,500	$52,204,200	$60,997,500	$52,204,200
Fee Paying Assets Under Management	$46,011,100	$42,705,200	$42,779,800	$46,011,100	$42,779,800
Committed Dollars Invested	$2,691,000	$540,400	$456,700	$5,253,300	$2,107,700
Uncalled Commitments	$14,074,700	$13,750,900	$14,544,427	$14,074,700	$14,544,427

Other Information
Fee Related Earnings	$95,091	$69,506	$87,467	$318,322	$247,417
Plus: Depreciation and Amortization	2,790	2,674	3,191	11,664	9,799
Fee Related EBITDA	$97,881	$72,180	$90,658	$329,986	$257,216

GAAP interest expense	$18,706	$10,432	$18,797	$53,099	$79,638
Less: interest expense related to debt obligations from investment financing arrangements	7,535	6,849	9,673	$28,622	$42,458
Core Interest Expense (c)	$11,171	$3,583	$9,124	$24,477	$37,180

(a)

After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP.  The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

(b)

Adjusted units represents the weighted-average fully diluted unit count for Economic Net Income purposes using the if-converted method. See Exhibit B for a reconciliation of this item to the comparable GAAP measure.

(c)

Core interest expense excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income.

* All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to reportable segments on page 22 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PRIVATE MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Year Ended
	Actual	Actual	Actual	Actual	Pro Forma*
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Fees
Management and incentive fees:
Management fees	$102,684	$98,337	$99,221	$396,227	$387,112
Incentive fees	—	—	—	—	—
Management and incentive fees	102,684	98,337	99,221	396,227	387,112

Monitoring and transaction fees:
Monitoring fees	22,108	21,780	68,383	86,932	158,243
Transaction fees	30,942	19,816	20,269	96,000	57,699
Fee credits	(15,673)	(12,941)	(26,260)	(52,563)	(73,901)
Net monitoring and transaction fees	37,377	28,655	62,392	130,369	142,041

Total fees	140,061	126,992	161,613	526,596	529,153

Expenses
Employee compensation and benefits	42,396	37,861	39,399	159,561	136,465
Occupancy and Related Charges	9,206	9,513	9,080	36,395	34,747
Other operating expenses	47,392	36,733	43,911	148,357	140,989
Total expenses	98,994	84,107	92,390	344,313	312,201

Fee Related Earnings	41,067	42,885	69,223	182,283	216,952

Investment income (loss)
Gross carried interest	414,025	236,792	139,034	1,202,070	602,427
Less: allocation to KKR carry pool	(168,338)	(90,704)	(40,077)	(453,872)	(153,827)
Less: management fee refunds	(24,412)	(17,387)	(22,720)	(143,446)	(22,720)
Net carried interest	221,275	128,701	76,237	604,752	425,880
Other investment income (loss)	(111)	2,524	605	(1,643)	20,621
Total investment income (loss)	221,164	131,225	76,842	603,109	446,501

Income (Loss) before noncontrolling interests in Income of consolidated entities	262,231	174,110	146,065	785,392	663,453
Income (Loss) attributable to noncontrolling interests	259	394	497	839	1,973

Economic Net Income (Loss)	$261,972	$173,716	$145,568	$784,553	$661,480

Assets Under Management	$46,223,900	$41,878,700	$38,842,900	$46,223,900	$38,842,900
Fee Paying Assets Under Management	$38,186,700	$36,032,300	$36,484,400	$38,186,700	$36,484,400
Committed Dollars Invested	$2,371,500	$349,500	$456,700	$4,555,700	$2,107,700
Uncalled Commitments	$12,625,900	$12,495,400	$13,728,100	$12,625,900	$13,728,100

* All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to reportable segments on page 22 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PUBLIC MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Year Ended
	Actual	Actual	Actual	Actual	Pro Forma*
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Fees
Management and incentive fees:
Management fees	$16,359	$14,208	$14,394	$57,059	$50,604
Incentive fees	8,427	9,555	—	38,832	4,472
Management and incentive fees	24,786	23,763	14,394	95,891	55,076

Monitoring and transaction fees:
Monitoring fees	—	—	—	—	—
Transaction fees	9,292	1,672	—	19,117	—
Fee credits	(5,998)	(742)	—	(12,336)	—
Net monitoring and transaction fees	3,294	930	—	6,781	—

Total fees	28,080	24,693	14,394	102,672	55,076

Expenses
Employee compensation and benefits	7,586	7,708	6,909	29,910	22,677
Occupancy and related charges	612	615	624	2,375	2,483
Other operating expenses	3,580	3,160	4,444	13,430	18,104
Total expenses	11,778	11,483	11,977	45,715	43,264

Fee Related Earnings	16,302	13,210	2,417	56,957	11,812

Investment income (loss)
Gross carried interest	2,417	1,131	—	5,000	—
Less: allocation to KKR carry pool	(967)	(452)	—	(2,000)	—
Less: management fee refunds	—	—	—	—	—
Net carried interest	1,450	679	—	3,000	—
Other investment income (loss)	188	148	(952)	718	(5,259)
Total investment income (loss)	1,638	827	(952)	3,718	(5,259)

Income (Loss) before noncontrolling interests in Income of consolidated entities	17,940	14,037	1,465	60,675	6,553
Income (Loss) attributable to noncontrolling interests	157	125	15	537	109

Economic Net Income (Loss)	$17,783	$13,912	$1,450	$60,138	$6,444

Assets Under Management	$14,773,600	$13,619,800	$13,361,300	$14,773,600	$13,361,300
Fee Paying Assets Under Management	$7,824,400	$6,672,900	$6,295,400	$7,824,400	$6,295,400
Committed Dollars Invested	$319,500	$190,900	$—	$697,600	$—
Uncalled Commitments	$1,448,800	$1,255,500	$816,327	$1,448,800	$816,327

* All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to reportable segments on page 22 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Year Ended
	Actual	Actual	Actual	Actual	Pro Forma*
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Fees
Management and incentive fees:
Management fees	$—	$—	$—	$—	$—
Incentive fees	—	—	—	—	—
Management and incentive fees	—	—	—	—	—

Monitoring and transaction fees:
Monitoring fees	—	—	—	—	—
Transaction fees	46,540	19,146	19,573	105,266	34,129
Fee credits	—	—	—	—	—
Net monitoring and transaction fees	46,540	19,146	19,573	105,266	34,129

Total fees	46,540	19,146	19,573	105,266	34,129

Expenses
Employee compensation and benefits	5,612	3,487	1,710	16,863	9,455
Occupancy and related charges	306	245	192	945	783
Other operating expenses	2,900	2,003	1,844	8,376	5,238
Total expenses	8,818	5,735	3,746	26,184	15,476

Fee Related Earnings	37,722	13,411	15,827	79,082	18,653

Investment income (loss)
Gross carried interest	—	—	—	—	—
Less: allocation to KKR carry pool	—	—	—	—	—
Less: management fee refunds	—	—	—	—	—
Net carried interest	—	—	—	—	—
Other investment income (loss)	398,312	117,334	352,923	1,219,053	1,267,976
Total investment income (loss)	398,312	117,334	352,923	1,219,053	1,267,976

Income (Loss) before noncontrolling interests in Income of consolidated entities	436,034	130,745	368,750	1,298,135	1,286,629
Income (Loss) attributable to noncontrolling interests	1,176	1,048	513	3,033	609

Economic Net Income (Loss)	$434,858	$129,697	$368,237	$1,295,102	$1,286,020

* All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to reportable segments on page 22 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended December 31, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$102,684	$16,359	$—	$119,043
Incentive fees	—	8,427	—	8,427
Management and incentive fees	102,684	24,786	—	127,470

Monitoring and transaction fees:
Monitoring fees	22,108	—	—	22,108
Transaction fees	30,942	9,292	46,540	86,774
Fee credits	(15,673)	(5,998)	—	(21,671)
Net monitoring and transaction fees	37,377	3,294	46,540	87,211

Total fees	140,061	28,080	46,540	214,681

Expenses
Employee compensation and benefits	42,396	7,586	5,612	55,594
Occupancy and related charges	9,206	612	306	10,124
Other operating expenses	47,392	3,580	2,900	53,872
Total expenses	98,994	11,778	8,818	119,590

Fee Related Earnings	41,067	16,302	37,722	95,091

Investment income (loss)
Gross carried interest	414,025	2,417	—	416,442
Less: allocation to KKR carry pool	(168,338)	(967)	—	(169,305)
Less: management fee refunds	(24,412)	—	—	(24,412)
Net carried interest	221,275	1,450	—	222,725
Other investment income (loss)	(111)	188	398,312	398,389
Total investment income (loss)	221,164	1,638	398,312	621,114

Income (Loss) before noncontrolling interests in Income of consolidated entities	262,231	17,940	436,034	716,205
Income (Loss) attributable to noncontrolling interests	259	157	1,176	1,592

Economic Net Income (Loss)	$261,972	$17,783	$434,858	$714,613

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended September 30, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$98,337	$14,208	$—	$112,545
Incentive fees	—	9,555	—	9,555
Management and incentive fees	98,337	23,763	—	122,100

Monitoring and transaction fees:
Monitoring fees	21,780	—	—	21,780
Transaction fees	19,816	1,672	19,146	40,634
Fee credits	(12,941)	(742)	—	(13,683)
Net monitoring and transaction fees	28,655	930	19,146	48,731

Total fees	126,992	24,693	19,146	170,831

Expenses
Employee compensation and benefits	37,861	7,708	3,487	49,056
Occupancy and related charges	9,513	615	245	10,373
Other operating expenses	36,733	3,160	2,003	41,896
Total expenses	84,107	11,483	5,735	101,325

Fee Related Earnings	42,885	13,210	13,411	69,506

Investment income (loss)
Gross carried interest	236,792	1,131	—	237,923
Less: allocation to KKR carry pool	(90,704)	(452)	—	(91,156)
Less: management fee refunds	(17,387)	—	—	(17,387)
Net carried interest	128,701	679	—	129,380
Other investment income (loss)	2,524	148	117,334	120,006
Total investment income (loss)	131,225	827	117,334	249,386

Income (Loss) before noncontrolling interests in Income of consolidated entities	174,110	14,037	130,745	318,892
Income (Loss) attributable to noncontrolling interests	394	125	1,048	1,567

Economic Net Income (Loss)	$173,716	$13,912	$129,697	$317,325

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended December 31, 2009

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$99,221	$14,394	$—	$113,615
Incentive fees	—	—	—	—
Management and incentive fees	99,221	14,394	—	113,615

Monitoring and transaction fees:
Monitoring fees	68,383	—	—	68,383
Transaction fees	20,269	—	19,573	39,842
Fee credits	(26,260)	—	—	(26,260)
Net monitoring and transaction fees	62,392	—	19,573	81,965

Total fees	161,613	14,394	19,573	195,580

Expenses
Employee compensation and benefits	39,399	6,909	1,710	48,018
Occupancy and related charges	9,080	624	192	9,896
Other operating expenses	43,911	4,444	1,844	50,199
Total expenses	92,390	11,977	3,746	108,113

Fee Related Earnings	69,223	2,417	15,827	87,467

Investment income (loss)
Gross carried interest	139,034	—	—	139,034
Less: allocation to KKR carry pool	(40,077)	—	—	(40,077)
Less: management fee refunds	(22,720)	—	—	(22,720)
Net carried interest	76,237	—	—	76,237
Other investment income (loss)	605	(952)	352,923	352,576
Total investment income (loss)	76,842	(952)	352,923	428,813

Income (Loss) before noncontrolling interests in Income of consolidated entities	146,065	1,465	368,750	516,280
Income (Loss) attributable to noncontrolling interests	497	15	513	1,025

Economic Net Income (Loss)	$145,568	$1,450	$368,237	$515,255

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Year Ended December 31, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	396,227	$57,059	$—	$453,286
Incentive fees	—	38,832	—	38,832
Management and incentive fees	396,227	95,891	—	492,118

Monitoring and transaction fees:
Monitoring fees	86,932	—	—	86,932
Transaction fees	96,000	19,117	105,266	220,383
Fee credits	(52,563)	(12,336)	—	(64,899)
Net monitoring and transaction fees	130,369	6,781	105,266	242,416

Total fees	526,596	102,672	105,266	734,534

Expenses
Employee compensation and benefits	159,561	29,910	16,863	206,334
Occupancy and related charges	36,395	2,375	945	39,715
Other operating expenses	148,357	13,430	8,376	170,163
Total expenses	344,313	45,715	26,184	416,212

Fee Related Earnings	182,283	56,957	79,082	318,322

Investment income (loss)
Gross carried interest	1,202,070	5,000	—	1,207,070
Less: allocation to KKR carry pool	(453,872)	(2,000)	—	(455,872)
Less: management fee refunds	(143,446)	—	—	(143,446)
Net carried interest	604,752	3,000	—	607,752
Other investment income (loss)	(1,643)	718	1,219,053	1,218,128
Total investment income (loss)	603,109	3,718	1,219,053	1,825,880

Income (Loss) before noncontrolling interests in Income of consolidated entities	785,392	60,675	1,298,135	2,144,202
Income (Loss) attributable to noncontrolling interests	839	537	3,033	4,409

Economic Net Income (Loss)	$784,553	$60,138	$1,295,102	$2,139,793

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - PRO FORMA* (UNAUDITED)

Year Ended December 31, 2009

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$387,112	$50,604	$—	$437,716
Incentive fees	—	4,472	—	4,472
Management and incentive fees	387,112	55,076	—	442,188

Monitoring and transaction fees:
Monitoring fees	158,243	—	—	158,243
Transaction fees	57,699	—	34,129	91,828
Fee credits	(73,901)	—	—	(73,901)
Net monitoring and transaction fees	142,041	—	34,129	176,170

Total fees	529,153	55,076	34,129	618,358

Expenses
Employee compensation and benefits	136,465	22,677	9,455	168,597
Occupancy and related charges	34,747	2,483	783	38,013
Other operating expenses	140,989	18,104	5,238	164,331
Total expenses	312,201	43,264	15,476	370,941

Fee Related Earnings	216,952	11,812	18,653	247,417

Investment income (loss)
Gross carried interest	602,427	—	—	602,427
Less: allocation to KKR carry pool	(153,827)	—	—	(153,827)
Less: management fee refunds	(22,720)	—	—	(22,720)
Net carried interest	425,880	—	—	425,880
Other investment income (loss)	20,621	(5,259)	1,267,976	1,283,338
Total investment income (loss)	446,501	(5,259)	1,267,976	1,709,218

Income (Loss) before noncontrolling interests in Income of consolidated entities	663,453	6,553	1,286,629	1,956,635
Income (Loss) attributable to noncontrolling interests	1,973	109	609	2,691

Economic Net Income (Loss)	$661,480	$6,444	$1,286,020	$1,953,944

* All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to reportable segments on page 22 of this press release.

KKR

BALANCE SHEETS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands, except per unit amounts)

As of December 31, 2010

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and cash equivalents	$229,729	$10,007	$516,544		$756,280
Investments	—	—	4,831,798	(a)	4,831,798
Unrealized carry	523,002	3,001	—		526,003
Other assets	194,424	53,222	39,730		287,376
Total assets	$947,155	$66,230	$5,388,072		$6,401,457

Debt obligations	$—	$—	$500,000		$500,000
Other liabilities	104,248	10,193	45,837		160,278
Total liabilities	104,248	10,193	545,837		660,278

Noncontrolling interests	(1,750)	766	16,537		15,553

Partners’ capital	$844,657	$55,271	$4,825,698		$5,725,626

Book value per adjusted unit (b)	$1.24	$0.08	$7.06		$8.38

As of December 31, 2009

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Cash and cash equivalents	$51,015	$9,089	$496,554	$556,658
Investments	—	—	4,108,359	4,108,359
Unrealized carry	156,149	—	—	156,149
Other assets	154,964	53,319	55,219	263,502
Total assets	$362,128	$62,408	$4,660,132	$5,084,668

Debt obligations	$—	$—	$733,697	$733,697
Other liabilities	84,936	12,300	85,802	183,038
Total liabilities	84,936	12,300	819,499	916,735

Noncontrolling interests	130	527	14,392	15,049

Partners’ capital	$277,062	$49,581	$3,826,241	$4,152,884

Book value per adjusted unit (b)	$0.41	$0.07	$5.60	$6.08

(a)          See capital markets and principal activities segment schedule of investments that follows in this press release.

(b)         Adjusted units represents the fully diluted unit count using the if-converted method. See Exhibit B for a reconciliation of this item to the comparable GAAP measure.

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS

(Amounts in thousands, except percentage amounts)

	As of December 31, 2010
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Private Equity Investments:
Co-investments in portfolio companies of private equity funds:
Dollar General Corporation	$164,291	$575,862	11.9%
HCA Inc.	201,444	436,473	9.0
Alliance Boots GmbH.	301,352	304,192	6.3
The Nielsen Company B.V.	156,839	235,258	4.9
NXP B.V.	250,000	198,253	4.1
Biomet, Inc.	151,443	151,443	3.1
U.S. Foodservice, Inc.	100,000	120,000	2.5
ProSiebenSat.1 Media AG	226,913	106,731	2.2
First Data Corporation	135,258	81,155	1.7
KION Group GmbH.	128,058	55,199	1.1
Energy Future Holdings Corp.	200,000	40,000	0.9
PagesJaunes Groupe S.A.	235,201	—	—
Capmark Financial Group Inc.	137,321	—	—
	2,388,120	2,304,566	47.7%
Private equity funds:
KKR 2006 Fund L.P.	1,080,930	1,148,646	23.8%
KKR Asian Fund L.P.	177,996	237,606	4.9
KKR European Fund III, Limited Partnership	183,368	193,090	4.0
KKR European Fund, Limited Partnership	144,133	189,240	3.9
KKR Millennium Fund L.P.	195,164	181,989	3.8
KKR European Fund II, Limited Partnership	95,974	83,923	1.7
KKR E2 Investors, L.P.	9,432	13,334	0.3
KKR China Growth Fund	1,479	1,479	—
	1,888,476	2,049,307	42.4%

Other Investments	505,820	477,925	9.9%

Total Investments	$4,782,416	$4,831,798	100.0%

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED

(Amounts in thousands, except percentage amounts)

	As of December 31, 2010
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Significant Aggregate Investments: (a)

Dollar General Corporation	$227,972	$767,168	15.9%
HCA Inc.	255,307	540,618	11.2
Alliance Boots GmbH	426,523	437,905	9.1
The Nielsen Company B.V.	172,841	257,662	5.3
Biomet, Inc.	242,866	242,866	5.0
	1,325,509	2,246,219	46.5
Other portfolio companies (b)	2,951,087	2,107,654	43.6
Other investments	505,820	477,925	9.9
	$4,782,416	$4,831,798	100.0%

Investments by Geography:
North America	$2,613,189	$3,071,011	63.6%
Europe	1,738,313	1,250,258	25.9
Asia Pacific	430,914	510,529	10.5
	$4,782,416	$4,831,798	100.0%

Investments by Industry:
Healthcare	$992,269	$1,286,435	26.6%
Retail	544,719	1,093,883	22.6
Financial Services	999,425	693,866	14.4
Media/Telecom	811,348	541,846	11.2
Technology	532,138	538,496	11.1
Industrial	326,163	305,948	6.3
Energy	454,412	213,564	4.4
Consumer Products	100,850	124,543	2.6
Other	21,092	33,217	0.8
	$4,782,416	$4,831,798	100.0%

(a)          The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the capital markets and principal activities segment investments balance as of December 31, 2010. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

(b)         Other portfolio companies includes investments in private equity portfolio companies with individual fair values less than 5% of the capital markets and principal activities segment investments balance as of December 31, 2010.

KKR

ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT

(Amounts in thousands)

Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments
Quarter Ended December 31, 2010

AUM as of September 30, 2010	$41,878,700	$13,619,800	$55,498,500
New Capital Raised	2,483,100	993,200	3,476,300
Distributions	(1,400,500)	(59,100)	(1,459,600)
Foreign Exchange	(45,900)	—	(45,900)
Change in Value	3,308,500	219,700	3,528,200
AUM as of December 31, 2010	$46,223,900	$14,773,600	$60,997,500

Year Ended December 31, 2010

AUM as of December 31, 2009	$38,842,900	$13,361,300	$52,204,200
New Capital Raised	3,025,500	1,970,100	4,995,600
Distributions	(4,085,200)	(1,281,700)	(5,366,900)
Foreign Exchange	(274,800)	—	(274,800)
Change in Value	8,715,500	723,900	9,439,400
AUM as of December 31, 2010	$46,223,900	$14,773,600	$60,997,500

Fee Paying Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments
Quarter Ended December 31, 2010

FPAUM as of September 30, 2010	$36,032,300	$6,672,900	$42,705,200
New Capital Raised	2,437,100	991,700	3,428,800
Distributions	(152,000)	(59,100)	(211,100)
Foreign Exchange	(137,900)	—	(137,900)
Change in Value	7,200	218,900	226,100
FPAUM as of December 31, 2010	$38,186,700	$7,824,400	$46,011,100

Year Ended December 31, 2010

FPAUM as of December 31, 2009	$36,484,400	$6,295,400	$42,779,800
New Capital Raised	2,971,600	1,893,000	4,864,600
Distributions	(650,300)	(1,281,700)	(1,932,000)
Foreign Exchange	(658,800)	—	(658,800)
Change in Value	39,800	917,700	957,500
FPAUM as of December 31, 2010	$38,186,700	$7,824,400	$46,011,100

KKR

INVESTMENT VEHICLE SUMMARY (UNAUDITED)

As of December 31, 2010

(Amounts in millions, except percentages)

	Investment Period		Amount
Private Markets	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Fair Value

Private Equity Funds
China Growth Fund	11/2010	11/2016	$943.8	$837.5	1.1%	$106.3	$—	$106.3	$106.3
E2 Investors (Annex Fund)	8/2009	11/2011	539.4	424.6	4.2%	114.8	—	114.8	165.9
European Fund III	3/2008	3/2014	5,956.2	3,709.6	4.5%	2,246.6	—	2,246.6	2,342.8
Asian Fund	7/2007	7/2013	3,983.2	1,567.6	2.5%	2,415.6	—	2,415.6	3,442.2
2006 Fund	9/2006	9/2012	17,642.2	4,726.5	2.1%	12,915.7	2,405.1	11,836.5	13,410.2
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	761.6	5,335.9	4,594.0
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	6,056.3	3,965.3	5,742.5
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	6,525.0	492.3	2,249.4

Total Private Equity Funds			43,901.0	11,265.8		32,635.2	15,748.0	26,513.3	32,053.3

Co-Investment Vehicles	Various	Various	3,194.4	659.3	Various	2,535.1	316.4	2,447.8	3,057.5
Natural Resources I	3/2010	10/2013	257.5	185.8	2.9%	71.7	—	71.7	71.7
Infrastructure Fund	9/2010	9/2016	515.0	515.0	9.7%	—	—	—	—

Private Markets Total			47,867.9	12,625.9		35,242.0	16,064.4	29,032.8	35,182.5

Public Markets
Capital Solutions Vehicles	Various	Various	1,757.0	1,018.2	Various	738.8	—	738.8	787.7
Mezzanine Fund	3/2010	3/2015	558.6	430.6	8.1%	128.0	—	128.0	125.2

Public Markets Total			2,315.6	1,448.8		866.8	—	866.8	912.9

Total			$50,183.5	$14,074.7		$36,108.8	$16,064.4	$29,899.6	$36,095.4

KKR

DISTRIBUTION CALCULATION

(Amounts in thousands, except unit and per unit amounts)

Quarter Ended
December 31, 2010

FRE	$95,091
Realized cash carry	68,958
Less: local income taxes	(5,111)
Less: noncontrolling interests	(1,592)
Gross distributable earnings	157,346

Distributable earnings to KKR & Co. L.P.	49,014

Less: estimated current corporate income taxes	(13,880)
Net cash available for distribution	$35,134

Additional distribution (a)	$27,000

Total distribution	$62,134

Distribution per KKR & Co. L.P. common unit	$0.29

Outstanding KKR & Co. L.P. common units	212,770,091

(a)          Additional distribution is provided primarily from certain realizations on investments within KKR’s capital markets and principal activities segment and was calculated in accordance with our distribution policy to cover certain tax liabilities. The amount of any additional distribution in the future should not be expected to be consistent or regularly declared.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute gains on principal investments, other than certain additional distributions, that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.  For the purposes of KKR’s distribution policy, its distributions are expected to consist of an amount consisting of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) certain tax distributions, if any. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) noncontrolling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement.  There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unit holder’s actual U.S. or non-U.S. tax liability.

KKR

Notes to Reportable Segments (Unaudited)

The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

Business Combination

FRE and ENI previously reported for periods prior to October 1, 2009 did not reflect certain adjustments that are applicable for periods after October 1, 2009 as a result of the Business Combination, which include items such as:

•                  the exclusion of approximately 40% of the carry allocated to KKR principals pursuant to its carry pool;

•                  the exclusion of carry allocated to former KKR principals;

•                  the exclusion of the capital invested by or on behalf of the general partners of KKR’s private equity funds before the completion of the Business Combination and any returns thereon;

•                  the exclusion of the economic interests associated with the KKR 1996 Fund;

•                  the elimination of management fees paid by KKR & Co. (Guernsey) L.P. formerly known as KKR Private Equity Investors, L.P. (“KPE”), prior to the Business Combination, to KKR’s management companies;

•                  the inclusion of the financial results of KPE; and

•                  certain compensation adjustments including: (i) the exclusion of bonuses earned by certain of KKR’s principals which will not be borne by public investors and (ii) the inclusion of salaries for KKR’s senior principals.

Given the significance of these adjustments, the comparisons to all periods prior to October 1, 2009 in this press release are on a pro forma basis giving effect to the adjustments above.  For a further discussion of adjustments related to the Business Combination please refer to KKR & Co. L.P.’s prospectus filed on October 5, 2010, which is available at the SEC’s website at www.sec.gov.

Definitions

Fee related earnings (“FRE”) is comprised of segment operating revenues, less segment operating expenses. The components of FRE on a segment basis differ from the equivalent U.S. GAAP amounts on a combined basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of expenses of consolidated funds; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings; (vi) the exclusion of certain reimbursable expenses and (vii) the exclusion of certain non-recurring items.

Economic net income (“ENI”) is a measure of profitability for KKR’s reportable segments and is comprised of: (i) FRE; plus (ii) segment investment income, which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP.  The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; and (iv) the value of outstanding structured finance vehicles. You should note that KKR’s calculation of AUM may differ from the calculations of other asset managers and, as a result, its measurements of AUM may not be comparable to similar measures presented by other asset managers. KKR’s definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds, vehicles or accounts that it manages.

KKR

Notes to Reportable Segments (Unaudited) (Continued)

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees.    FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest); and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles during a given period. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR.

Uncalled commitments represent unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments.

Fee Credits require KKR to share a portion of any monitoring and transaction fees received from portfolio companies with limited partners in certain of its investment funds.  Fee credits exclude fees that are not attributable to a fund’s investment in a portfolio company and generally amount to 80% of monitoring and transaction fees after fund related expenses are recovered.

KKR Carry Pool represents a portion of the carried interest earned in relation to certain of KKR’s active and future investment funds and co-investment vehicles that will be allocated to its principals, other professionals and selected other individuals.

Management Fee Refunds represent 20% of any cash management fees earned from limited partners in the event that certain of KKR’s investment funds recognize a carried interest.  At such time as the fund recognizes a carried interest in an amount sufficient to cover 20% of the management fees earned or a portion thereof, carried interest is reduced, not to exceed 20% of management fees earned. As of December 31, 2010, the amount subject to management fee refunds, which may reduce carried interest in future periods, totaled $58.7 million.

Noncontrolling interests represent economic interests that will (i) allocate to a former principal an aggregate of 1% of profits and losses of its management companies until a future date and (ii) allocate to a third party investor an aggregate of 2% of the equity in its capital markets business.

KKR

EXHIBIT A

RECONCILIATION OF TOTAL REPORTABLE SEGMENTS FEE RELATED EARNINGS AND ECONOMIC NET INCOME

TO NET INCOME ATTRIBUTABLE TO KKR & CO. L.P.  (GAAP BASIS - UNAUDITED)

(Amounts in thousands)

	Quarter Ended	Quarter Ended	Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010
Total reportable segments fee related earnings	$95,091	$87,467	$318,322
Investment income	621,114	428,813	1,825,880
Less: Income attributable to noncontrolling interests	(1,592)	(1,025)	(4,409)
Economic net income (loss)	714,613	515,255	2,139,793
Income taxes	(14,362)	(31,193)	(75,360)
Amortization of intangibles and other, net	(1,219)	(1,066)	(7,785)
Non-cash equity based charges	(107,040)	(562,373)	(824,193)
Allocations to carry pool recorded in connection with the Transactions	—	(115,540)	—
Allocation to noncontrolling interests held by KKR Holdings L.P.	(411,413)	116,696	(899,277)
Net (income) loss attributable to KKR & Co. L.P.	$180,579	$(78,221)	$333,178

Year Ended
December 31, 2009 (a)
Total pro forma reportable segments fee related earnings	$247,417
Investment income	1,709,218
Less: Income attributable to noncontrolling interests	(2,691)
Pro forma economic net income (loss)	1,953,944
Allocation to carry pool	95,857
Carry allocated to former KKR principals	172,637
Income on capital invested by or on behalf of KKR principals prior to completion of the Business Combination	86,452
Economic interests associated with the KKR 1996 Fund	67,163
Elimination of management fees paid by KPE prior to completion of Business Combination	28,244
Financial results of KPE	(906,492)
Certain compensation adjustments	(12,753)
Income attributable to noncontrolling interests	1,601
Total actual economic net income (loss)	$1,486,653
Costs relating to the Business Combination and related transactions	(34,846)
Income taxes	(36,998)
Amortization of intangibles and other, net	(3,907)
Non-cash equity based charges	(562,373)
Allocations to carry pool recorded in connection with the Transactions	(115,540)
Allocation to noncontrolling interests held by KKR Holdings L.P.	116,696
Net income attributable to KKR & Co. L.P.	$849,685

(a)   The segment financial information for the year ended December 31, 2009 is presented on a pro forma basis to give effect to the Business Combination and related transactions as if they were completed on January 1, 2009 whereas the 2009 GAAP financial information is presented on an actual basis.  Accordingly, the reconciliation of segment financial information to GAAP financial information for the year ended December 31, 2009 is presented in two parts:  (i) a reconciliation of 2009 pro forma segment financial information to 2009 actual segment financial information and (ii) a reconciliation of 2009 actual segment financial information to 2009 actual GAAP information.

KKR

EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR’s Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended			Year Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010
Weighted Average GAAP Common Units Outstanding - Basic	209,383,219	204,902,226	204,902,226	206,031,682
Weighted Average Unvested Common Units(a)	30,000	—	—	7,562
Weighted Average GAAP Common Units Outstanding - Diluted	209,413,219	204,902,226	204,902,226	206,039,244
Adjustments:
Weighted Average KKR Holdings Units (b)	473,624,201	478,105,194	478,105,194	476,975,738
Weighted Average Adjusted Units	683,037,420	683,007,420	683,007,420	683,014,982

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR’s GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	December 31, 2010	December 31, 2009
GAAP Common Units Outstanding - Basic	212,770,091	204,902,226
Unvested Common Units(a)	30,000	—
GAAP Common Units Outstanding - Diluted	212,800,091	204,902,226
Adjustments:
KKR Holdings Units (b)	470,237,329	478,105,194
Adjusted Units	683,037,420	683,007,420

(a)   Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)   Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.